TRANSLATION

                            PATENT LICENSE AGREEMENT

                                     Between

                             UWAS Umweltservice GmbH
                         Bodenseestr. 228, 81243 Munich
             Represented by its managing director, Dieter Gastinger
                              Hereinafter: Licensor

                                       And

                                  DATA Consult
                           Gemingstr. 1, 81929 Munich
                      Represented by it owner, Gerd Behrens
                              Hereinafter: Licensee

Preliminary:

     1.   Licensor owns the exclusive license to the following European Patents:

                  EPO 383 227                    and            EPO 383229
                  Registered on         2/12/90                 2/12/90
                  Published on          8/22.90                 8/22/90
                  Awarded on            5/12/93                 5/6/92

          These patents are for a process for binding particle wastes such as dust, metal waste, metal shavings, paper waste etc. into solids as well as a process to prepare oil slicks containing iron for further manipulation. The Licensor gives the Licensee a simple sub-license for the patents.

     2. Licensee is in the business of acquiring, developing and marketing patents and technical innovations for the environmental protection market and plans to offer recycling concepts and systems for sale to the public.

Art. 1 Patent Rights

The licensed process is described in Patents EP 0 383227 and EP 0 383229. The patents are for the process of recycling metal dust and other materials and for the recycling of oil sludge which contain iron.

Art. 2 Technical Know-How

The technical know-how is all of the Licensor's knowledge and information including all documentation related to the licensed process.

Art. 3. Scope of License.

The scope of the License includes the entire breadth of uses that can be developed for the invention as it is described in the patent documentation EP 0 383 227. The License includes in particular all of the patented processes as well as all products manufactured using the process.

Art. 4 Type of License

1. The Licensor hereby grants the Licensee and exclusive simple license.

2. The Licensor is authorized to use the patented process and the products produced therefrom itself or to issue sub-licenses to third parties.

3. The Licensee is authorized to manufacture and sell products using the patents through a company not yet formed (which will probably be called ENTECS). The Licensee is therefore authorized to provide the necessary information to ENTECS which is required to implement use of the patents. Licensee is obligated to obtain a confidentiality agreement from ENTECS.

Art 5.  Sub-Licenses.

The Licensee may not issue sub-licenses with the exception of the situation described in Art. 4.3.

Art. 6 Transferability of the License.

Transfer of the License to at third-party requires the written consent of the Licensor.

Art. 7 Territory.

The Licensee acquires the license for all countries of the European Union in which the patents and protected.

In other areas within the European Union, the Licensee may use the licensed processes and may market products produced by the licensed processes. In areas outside the European Union, the Licensee is prohibited from using the licensed processes or from selling the products produced by the licensed processes even if there is no patent protection available in those areas.

Export of the products produced pursuant to the patented processes within the EU is allowed as long as the patented processes described in Art. 1 are protected by parallel patents. In areas outside of the EU, export is not allowed even where the Licensor does not have patent protection in those areas.

The Licensee is liable for liquidated damages in the amount of DM 100,000 for each violation of the terms of this section. The Licensor may terminate this agreement and seek damages in the event products are exported in violation of this agreement.

Art. 8 Technical Documentation

The Licensor will make his Know How, for the implementation of the licensed processes available to the Licensee.

The Licensee shall keep all business secrets it acquires from Licensor confidential.

Upon termination of this License Agreement, the Licensee shall immediately return all documentation to Licensor and shall not retain any copies thereof.

The  obligation of confidentiality shall expire when the patent expires.

The Licensee shall enforce the confidentiality clause among all of its employees.

Art. 9 Technical Assistance

1. The Licensor shall render technical assistance to the Licensee to the extent it is necessary for the licensed processes.

2. The Licensee shall reimburse Licensor for all costs associated with the technical assistance.

Art. 10  Liability for Defects

1. The Licensor is responsible only for the technical functionality of the invention. The Licensor is, in particular, not responsible for the economic viability of the invention or the feasibility of its manufacture.

2. The Know How and the technical data, which are made available pursuant to the terms of this agreement consists of that information acquired by the Licensor from the original owner. The Licensor makes no guarantees or representations that the Know How and technical data is correct and free of errors, that the use of this information will lead in any way to the successful implementation of the invention or that the technical information is complete.

3. The Licensee makes no representations or guarantees that the use of the License will not impinge on the protected rights of third parties.

4. The Licensee is not liable for any failure of the contractual or legal protections associated with the patent or the termination of the license rights acquired by the Licensee.

5. The Licensor is not responsible in the event the patents are determined to be invalid or if they are legally terminated.

Art. 11 License Fees

The Licensor will pay to the Licensee a one-time license fee in the amount of DM 650,000.

The License Fee is not refundable even if the contract is determined to be void or if the Know How reached the public domain.

Art. 12 Obligation to Use License

1.   The Licensee is obligated to use the Licensed rights.

2. If the Licensee fails to use the licensed rights, the Licensor may terminate this license after setting a deadline and then giving Licensee 4 weeks notice.

Article 13 Tax Clause

1. Direct taxes that arise in the Licensee's state becaueof the agreement between the Licensor and Licensee shall be the responsibility of the Licensee.

2. If the tax laws of the Licensee's jurisdiction require turnover taxes to be paid bythe Licensor, the Licensee shall assist the Licnesor in fulfilling his obligations and to assist him with the formalities. In this event, the Licensor's tax liability shall be paid by the Licensee.

Art. 14 License Fee Payments

Payment of the license fee shall be made as follows:

         DM100,000 on 11/1/97
         DM100,000 on 12/1/97
         DM100,000 on 1/1/98
         DM 100,00 on 2/1/98
         DM 250,000 shall be due when the first order for the construction of the patented system is received but not later than 12/31/98.

If the payments are not made as scheduled the balance due shall be subject to interest calculated at 4% above the current discount rate.

Art 15 Accounting

Licensor shall have the right to inspect Licensee's books and records regarding the deliver of products etc. at any time. The Licensee shall be responsible for the cost of the inspection by the Licensor's accountants.

Art. 16 Discontinuance of the Patent Rights B License

This agreement shall not be invalidated in the event the patent which is the subject of this license is attacked by third parties and held to be invalid. The Licensee has the right to terminate this agreement within a time limit of two months after the determination that the patent is not enforceable. License Fees which have already been paid are not, however, refundable.

Art. 17 Product Liability

The Licensor releases the Licensee from potential claims of third parties for product liability. The same applies for the Licensee's advertising representations regarding the licensed process or products produced by this process.

Art. 18 Non Competition

The Licensee does not have the right to use the information he has obtained from the licensed process regarding production, manufacture of competing products.

Art. 19 Non Intervention

The Licensee is obligated to protect the patents any is prohibited from contesting the validity of the patent either directly or indirectly.

Art. 20 Sharing of Experience

The parties to this agreement will keep each other informed regarding all improvements, changes or new inventions involving the subject patent.

Art. 21 Modifications and Discovery of New Uses for the Patent

The parties to this agreement are obligated to grant each other licenses for any improvements or modifications to the patents subject to agreement on a reasonable license fee for such modifications.

Art. 22 Defense of the Patent Rights

The Licensee is obligated to take whatever steps necessary at its own expense to protect the patents from attack by third parties.

The parties to this contract will keep each other informed about any attempts to attack the validity of the patent and will offer each other all assistance necessary in defending the patent.

Art. 23 Maintenance of Patents

The  Licensee is  obligated  to take  whatever  steps are  necessary to keep the
patents   current.   The  cost  of  such   maintenance   shall   be   Licensee's
responsibility.

Art. 24 Responsibility for Claims of Third Persons

If the Licensee is sued for patent infringement while it is using the Patent, he must immediately inform the Licensor and give it the opportunity to join in the legal proceedings. All attorney's fees and court costs and damages awarded in such a case are the obligation of the Licensee.

Art. 25 Post Termination Rights and Obligations of the Licensee

When this agreement is terminated, the Licensee has the right to sell any products manufactured under the patent to an additional two months.

The Licensee is obligated to keep all of Licensor's confidential business information confidential after the contract terminates.

Art 26 Termination for Cause

This agreement can be terminated without notice in the event of a serious breach of the terms of this agreement by either party. From the Licensor's point of view, the following are reasons to terminate this agreement for cause:
Licensee's breach of the territorial restrictions contained herein; failure make any payment due hereunder; the Licensee's bankruptcy, when the patent agreement between the Licensor and the patent owner is terminated etc.

Art. 27 Term of the Agreement

The term of this agreement begins on the date it is executed by the parties. The agreement shall terminate when the patents expire.

Art. 28 Venue and Jurisdiction

Jurisdiction and venue for all disputes arising from this agreement shall be proper in the Munich I District Court.

Art. 29 Governing Law

German law shall govern this agreement.

Art. 30 Partial Invalidity

If any clause or portion of this agreement is deemed to be invalid, the entire agreement shall not be deemed to be invalid, the invalid or void clause shall be replaced by language taking the economic interests of both parties into consideration.

Munich,  December 18, 1996

Signature of Licensor                         Signature of Licensee


----------------------------                  ------------------------------
UWAS Umweltservice GmbH                       Date Consult Munchen

                                    Erklarung

zwischen

UWAS Umweltservice GmbH
Bodenseestr. 228
81243 Munchen
vertreten durch den Geschaftsfuhrer Dieter Gastinger

und

Firma DATA CONSULT
Gemingstr. 1
81929 Munchen
vertreten durch den Geschaftsinhaber Herrn Gerd Behrens

Die Firma UWAS Umweltservice GmbH erteilt hiermit Ihre Zustimmung gema(beta) Art. 6 des Lizenzvertrages vom 18.12.1996 zwischen der Firma UWAS Umweltservice GmbH und der Firma DATA CONSULT, da(beta) die Firma DATA CONSULT berechtigt ist, die ihr mit dem Vertrag vom 18.12.1996 eingeraumte Lizenz an die Firma

                                   ENTECS Inc.
             Environmental Technologies and Software Solutions Inc.
                             370 Seventeenth Street
                           Denver, Colorado 80202 USA

zu ubertragen.

Beide Parteien stimmen uberein, da(beta) die zukunftige Vermarktung der sich aus dem Lizenzvertrag vom 18. 12.1996 ergebenden Lizenzen und Rechte durch die Firma ENTECS Inc. erfolgen soll.

Baldham, 10.05.1997


------------------------                             -----------------------
UWAS Umweltservice GmbH                              DATA CONSULT

                               PATENTLIZENZVERTRAG


                                    zwischen

                        der Firma UWAS Umweltservice GmbH
                         Bodenseestr. 228, 81243 Munchen
              vertreten durch,den Geschaftsfuhrer Dieter Gastinger
                          - nachfolgend.- Lizenzgeber -

                                       und

               der Firma DATA Consult, Gemingstr. 1, 81929 Munchen
                vertreten durch den Geschaftsinhaber Gerd Behrens
                          - nachfolgend, Lizenznehmer-



Vorbemerkung.
-------------

1. Der Lizenzgeber besitzt die ausschlie(beta)liche, unbefristete Lizenz an dem Europaischen Patent

         EPO 383 227                        und                    EPO 383229

         angemeldet am                      12.2.90                12.2.90
         offengelegt am                     22.8.90                22.8.90
         erteilt am                         12.5.93                06.05.92

     betreffend ein Verfahren zum Binden von partikelformigen Abfallen, wie Staube Metallabfalle, Fasern, Papierabfallen od. dgl. zu Feststoffen sowie ein Verfahren zum Aufbereiten eisenhaltigen Olschlamms fur die Weiterverarbeitung und ist bereit, dem Lizenznehmer eine einfache Unterlizenz an diesen Patenten zu erteilen.

2. Der Lizenznehmer betreibt den Erwerb, die Entwicklung und die Vermarktung zukunftstrachtiger Patente und technischer Innovationen im Umweltschutzmarkt und plant, Verwertungs- und Recycling-Konzepte und Systeme anzubieten.

Dies vorausgesetzt vereinbaren die Parteien folgendes:

Art.1. - Vertragsschutzrecht

Das lizenzierte Verfahren ist das in den Patentschriften EP 0 383227 und EP 0 383229 beschriebene Verfahren zum Recycling von Metalstauben und anderen Materialien und die Aufbereitung eisenhaltigen Olschlamms fur die Weiterverarbeitung.

Art. 2 - Technisches Know-how

Das technische Know-how ist das gesamte, auf die Durchfuhrung des lizenzierten Ver- fahrens bezogene Wissen des Lizenzgebers und alle im Besitz des Lizenzgebers befind- lichen Untelagen betreffend die Durchfuhrung des lizenzierten Verfahrens.

Art. 3 - Sachlicher Bereich der Lizenz

Die Lizenz erfa(beta)t das gesamte Anwendungsgebiet der Erfindung, wie sie in der Patent- schrift EP 0 383 227 beschrieben ist. Die Lizenz umfa(beta)t insbesondere das gesamte patentrechtlichen geschutzte Verfahren sowie die gema(beta)diesem Verfahren hergestellten Produkte.

Art. 4 - Art der Lizenz

1. Der Lizenzgeber raumt dem Lizenznehmer hiermit eine ausschlie(beta)liche, einfache Lizenz ein.

2. Der Lizenzgeber ist berechtigt, weiterhin das unter die Lizenz fallende Verfahren selbst anzuwenden sowie Produkte nach diesem Verfahren selbst herzustellen oder herstellen zu lassen und zu vertreiben bzw. vertreiben zu lassen sowie Drit- ten Lizenzen zu erteilen.

3.   Dem  Lizenznehmer  ist es gestattet,  Produkte  gema(beta)dem  lizenzierten
     Verfahren durch eine noch zu grundenden Firma (vorgesehener Name Entecs) herstellen und vertreiben zu lassen. Dem Lizenznehmer ist es zu diesem Zweck gestattet, der neuen Firma diejenigen Informationen zukommen zu lassen, die zur durchfuhrung des lizenzierten Verfahrens erforderlich sind. Der Lizenznehmer ist verpflichtet, von der neuen Firma, soweit technische Informationen zuganglich gemacht werden, eine Geheimhaltungsverpflichtung unterzeichnen zu lassen.

Art. 5 - Unterlizenzen

Der Lizenznehmer darf keine Unterlizenzen vergeben, Ausnahme siehe Art 4.3.

Art. 6 - Ubertragbarkeit der Lizenz

Die Ubertragung der Lizenz oder ihre Einbringung in ein mit dem Lizenznehmer unmit- telbar oder mittelbar verbundenes Untenehmen bedarf der schriftichen Zustimmung des Lizenzgebers.

Art. 7 - Vertragsgebiet

1. Die Lizenz gilt fur alle Lander der Europaischen Union (EU) in denen die Ver- tragsschutzrechte wirksam sind und Schutz genie(beta)en.

2. In anderen Gebieten innerhalb der Europaischen Union (EU) darf der Lizenzneh- mer das lizenzierte Verfahren anwenden und nach diesem Verfahren hergestellte Produkte herstellen oder vertreiben bzw. herstellon oder vertreiben lassen. In Gebieten au(beta)erhalb der EU darf der Lizenznehmer das lizenzierte Verfahren auch dann nicht anwenden und nach diesem Verfahren hergestellte Produkte auch dann nicht herstellen oder vertreiben bzw, herstellen oder vertreiben lassen, wenn dort keine Schutzrechte bestehen.

3. Der Export von Produkten, die gema(beta)dem lizenzierten Verfahren hergestellt sind in andere Gebiete innerhalb der EU ist zulassig, soweit und solange das in Art. 1 dieser Vereinbarung genannte Verfahren durch parallele Patente geschutzt ist. In Gebiete au(beta)erhalb der EU ist ein Export auch dann unzulassig, wenn der Lizenz- geber dort keine Schutzrechte besitzt.

4. Der Lizenznehmer verpflichtet sich, fur jeden Fall einer Zuwiderhandlung gegen diese Verpflichtungen eine Vertragsstrafe in Hohe von DM 100.000,-- zu zahlen. Zudem kann der Lizenzgeber im Falle unzulassiger Exporte den Vertrag fristlos kundigen und bei verschulden des Lizenznehmers Schadensersatz fordern.

Art. 8 - Technische Dokumentation

1. Der Lizenzgeber wird dem Lizenznehmer sein Know-how zur Durchfuhrung des lizenzierten Verfahrens zur Verfugung stellen.

2.   Der   Lizenznehmer   verpflichtet   sich,   alle   uberlassenen   Untelagen
     geheimzuhalten.

3.   Nach Beendigung des Lizenzvertrages hat der Lizenznehmer  unverzuglich alle
     empfangenen   Unterlagen   zuruckzugeben,   ohne  Reproduktionen  davon  zu
     behalten.

4. Der Lizenznehmer hat aufgrund dieses Vertrages erlangte Betriebs- und Fertigungsgeheimnisse auch weiterhin geheimzuhalten. Er ist auch selbst nicht mehr zur Verwertung berechtigt. Dies gilt dann nicht mehr, wenn der Patentschutz im Vertragsgebiet erloschen ist.

5. Der Lizenznehmer wird den Angehorigen seines Betriebs die Pflicht zur Geheimhaltung auferlegen.

Art. 9 - Technische Hilfe

1. Der Lizenzgeber verpflichtet sich, dem Lizenznehmer technische Hilfestellung zu leisten, soweit dies fur die Anwendung des lizenzierten Verfahrens erforderlich ist und die personellen Moglichkeiten des Lizenzgebers dies zulassen.

2.   Samtliche Kosten der technischen Hilfestellung tragt der Lizenznehmer.

Art. 10 - Haftung fur Mangel

1. Der Lizenzgeber haftet nur fur die technische Ausfuhrbarkeit und Brauchbarkeit der Erfindung. Der Lizenzgeber haftet insbesondere nicht fur die wirtschaftliche Verwertbarkeit und die Fabrikationsreife der Erfindung.

2. Das Know-how und die technischen Daten, die unter diesem Vertrag verfugbar gemacht werden, sind diefenigen, welche der Lizenzgeber selbst bei der Durchfuhrung des lizenzierten Verfahrens benutzt. Gleichwohl ubernimmt der Lizenzgeber keinerlei Gewahr dafur, dab das ubermittelte Know-how und die technischen Daten richtig und fehlerfrei sind, dab die Benutzung dieser Information die Durchfuhrung des lizenzierten Verfahrens in Zufriedenstellender Weise ermoglicht oder das die technischen Informationen vollstandig sind.

3.   Der  Lizengeber  ubernimmt  keine Gewahr  dafur,  da(beta) die Ausubung der
     Lizenz  in  Schutzrechte   Dritter   eingreift  oder  Schaden  bei  Dritten
     herbeifuhrt.

4. Samtliche Gewahrleistungsanspruche sind ausgeschlossen, soweit diese auf die technischen Daten oder das Know-how des Lizenzgebers zuruckgefuhrt werden.

5. Der Lizenzgeber ubernimmt keine Haftung fur den Wegfall des Vertragsschutzrechtes oder die wirksame Kundigung, Aufhebung bzw. Beendigung der dem Lizenzgeber von den Inhabern des lizenzierten Patentes eingeraumten Lizenz.

Art. 11 - Lizenzgebuhr

1. Der Lizenznehmer wird an den Lizenzgeber eine einmalige Lizenzgebuhr in Hohe von DM 650 000,-- zahlen.

2. Entfallt das Vertragsrecht vorzeitig, weil es rechtskraftig fur nichtig erklart wurde, oder wird das ubertragene Know-how auf andere Weise als durch das Verhalten des Lizenzgebers offenkundig, ist die Lizenzgebuhr gleichwohl fur die gesamte Laufzeit des Vertrages zu zahlen.

Art. 12 - Ausubungspflicht

1.   Der Lizenznehmer ist verpflichtet das Lizenzrecht auszuuben.

2.   Wird  das  Lizenzrecht  nicht  ausgeubt,   so  kann  der  Lizenzgeber  nach
     vorheriger Festsetzung und Androhung diesen Vertrag mit einer Frist von 4 Wochen kundigen.

Art. 13 - Steuerklausel

1. Direkte Steuern und Umsatzsteuern, die im Land des Lizenznehmers aufgrund der an den Lizenzgeber in ubereinstimmung mit dem Vertrag geleisteten Zahlungen erhoben werden, gehen zu Lasten des Lizenznehmers.

2. Sind nach dem Recht im Land des Lizenznehmers die Umsatzsteuern vom Lizenzgeber zu zahlen, so hat der Lizenznehmer dem Lizenzgeber bei der Erfullung aller Verpflichtungen und Formalitaten zu unterstutzen. Gegebenenfalls sind diese gegenuber dem Lizenzgeber eingeforderten Stauern vom Lizenznehmer im Namen des Lizenzgebers zu bezahlen.

Art. 14 - Lizenzzahlung

Die Zahlung der Lizenzgebuhr erfolgt wie folgt:

          DM  100.000,--  am 1.11.97
          DM  100.000,-  am  1.12.97
          DM  100.000,-  am         01.01.98
          DM 100.000,-- am 01.02.98
          DM 250.000,- mit der Bestellung zum Bau der ersten Produktionsanlage fur den lizenzierten Anwendungsbereich, spatestens jedoch am 31.12.98.

Erfolgt sie bis dahin nicht, so ist sie seit diesem Zeitpunkt mit 4% uber dem jeweiligen Diskontsatz zu verzinsen.

Art. 15 - Buchfuhrungspflicht

Der Lizenzgeber ist jederzeit berechtigt, die Buchfuhrung des Lizenznehmers uber die Lieferung von Produkten, die gema(beta) dem lizenzierten Verfahren hergestellt wurden auf ihre Richtigkeit und Ubereinstimmung mit der algemeinen Buchfuhrung des Lizenznehmers durch einen zur Verschwiegenheit verpflichteten Buchprufer prufen zu lassen. Die Kosten der Pruung tragt der Lizenznehmer.

Art. 16 - Wegfall des Vertragaschutzrechts - Lizenzgebiihren

Wird das Vertragsschutzrecht auf Betreiben Dritter rechtskraftig fur nichtig erklart, so bleibt der vorliegende Vertrag gleichwohl bestehen. Der Lizenznehmer hat jedoch das Recht, binnen einer Frist von zwei Monaten seit Rechtskraft der Entscheidung uber die Nichtigkeit des Vertragsschutzrechts den Vertrag unter Einhaltung einer Frist von vier Wochen zu kundigen. Bezahlte Lizenzgebuhren konnen nicht zuruckgefordert werden.

Art 17 - Produkthaftung

Der Lizenznehmer stellt den Lizenzgeber von eventuellen Anspruchen Dritter aus Produkthaftung frei. Dasselbe gilt fur Werbebehauptungen des Lizenznehmers uber das lizenzierte Verfahren oder gema(beta)diesem Verfahren hergestellte Produkte.

Art. 18 - Wettbewerbsverbot

Der Lizenznehmer ist nicht befugt, das ihm im Zusammenhang mit dem lizensierten Schutzrechten bekanntgewordene Wissen fur Herstellung, Gebrauch und Vertieb von Konkurrenzprodukten zu verwenden.

Art. 19 B Nichtangriffsverpflichtung

Der Lizenznehmer ist verpflichtet, die Vertragsschutzrechte weder selbst anzugreiffen noch durch Dritte angreifen zu lassen oder andere beim Angriff in irgendeiner Form zu unterstutzen, es sei denn, da(beta) der Lizenzgeber die Erfindung vor der Anmeldung der Schutzrechte bekannt gemacht hat.

Art. 20 - Erfahrungsaustausch

Die   Vertragsparteien   werden  sich  unverzuglich  uber  alle  Verbesserungen,
Veranderungen oder Erfindungen auf dem Vertragsgebiet unterichten.

Art. 21 - Verbesserungs- und Anwendungserfindungen

Die Vertragsparteien sind verpflichtet, auf Verbesserungs- oder Anwendungserfindungen (abhangige Erfindungen) gegen Zahlung einer angemessenen Gebuhr und gegen angemessene Zahlungsbedingungen einander nicht ausschlie(beta)liche Lizenzen zu gawahen.

Art. 22 - Verteidigung der Vertragsschutzrechte

1. Der Lizenznehmer ist verpflichtet - auf eigene Kosten - alle erforderlichen Ma(beta)nahmen zu ergreifen, um Verletzungen der Vertragsschutzrechts durch Dritte zu unterbinden.

2. Die Vertragspartner werden einander von allen in Erfahrung gebrachten Verletzungen der Vertragsschutzrechte im Vertragsgebiet unterrichten und bei deren Bekampfung in jeder erforderlichen Weise unterstutzen.

Art. 23 - Aufrechterhaltung der Vertragsschutzrechte

Der Lizenzgeber ist verpflichtet, die Vertragsschutzrechte wahrend der Dauer der
Lizenzvereinbarung   aufrechtzuerhalten.    Die   Kosten   hierfur   tragt   der
Lizenznehmer.

Art. 24 - Verpflichtungen bei Anspruchen Dritter

Wird der Lizenznehmer infolge der Durchfuhrung des lizenzierten Verfahrens wegen Patentveletzung angegriffen, hat er den Lizenzgeber hiervon unverzuglich zu unterrichten und ihm die Moglichkeit zu geban, sich an einem evtl. Rechtsstreit zu beteiligen. Alle gerichtlichen und au(beta)ergerichtlichen Kosten sowie Schadensersatzleistungen hat der Lizenznehmer zu tragen.

Art. 25 - Nachvertragliche Pflichten des Lizenznehmers

1. Der Lizenznehmer ist berechtigt, alle im Zeitpunkt der Beendigung des Vertrages noch vorhandenen, gema(beta)dem lizenzierten Verfahren hergestellten Produkte innerhalb von zwei Monaten lizenzgebuhrenpflichtig zu verkaufen.

2.   Der  Lizenznehmer  ist  verpflichtet,   ihm  vom  Lizenzgeber  mitgeteiltes
     technisches Wissen auch uber das Ende des Vertrages hinaus geheimzuhalten.

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Art. 26 - Kundigung aus wichtigem Grund

Uber die im Vertrag geregelten Kundigungsrechte hinaus kann dieser unter den Voraus- setzungen des anwendbaren Rechts aus wichtigem Grund - ohne Einhaltung einer Frist - gekundigt werden. Hinsichtlich des Lizenzgebers sind wichtige Grunde insbesondere die Nichteinhaltung des Lizenzgebietes durch den Lizenznehmer, Verzug der Abrechnungs- und Zahlungspflichten, der Konkurs des Lizenznehmers sowie die wirksame Kundigung, Aufnebung bzw. Beendigung der dem Lizenzgeber von den Inhabern des lizenzierten Patentes eingeraumten Lizenz.

Art. 27 - Laufzeit des Vertrages

Der Vertrag tritt mit Unterzeichnung und Erhalt aller fur seine Durchfuhrung erforderlichen Genehmigungen in Kraft.

Der Vertrag endet mit Ablauf der Schutzdauer der Vertragsschutzrechte.

Art. 28 - Gerichtsstand

Fur alle Streitigkeiten aus oder im Zusammenhang mit diesem Vertrag wird die Zustandigkeit des Landgerichts Munchen I vereinbart.

Art. 29 - Anzuwendendes Recht

Auf das Vertragsverhaltnis findet ausschlie(beta)lich deutsches Recht Anwendung.

Art. 30 - Teilnichtigkeit

Sind einzelne der vorstehenden Klauseln oder Teile der Klauseln nichtig, so bleibt der Vertrag im ubrigen wirksam, und an die Stelle der unwirksamen Regelung tritt entweder die gesetzliche Vorschrift oder (bei Fehlen einer solchen Vorschrift) eine solche Regelung, die die Parteien nach Treu und Glauben zulassigerweise getroffen hatten, wenn ihnen die Nichtigkeit bekannt gewesen ware. Der Vertrag ist allerdings dann B insgesamt - unwirksam, wenn das Festhalten an ihm auch unter Berucksichtigung der an die Stelle der unwirksamen Regelung tretenden Bestimmung eine unzumutbare Harte fur eine Vertragspartei darstellen wurde.

Munchen, den 18.12.96





Unterschrift des Lizenzgebers                 Unterschrift des Lizenznehmers





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UWAS Umweltservice GmbH                       Data Consult Munchen